UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2019

Morgan Stanley
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MS	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Floating Rate Non-Cumulative Preferred Stock, Series A, $0.01 par value	MS/PA	New York Stock Exchange

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E, $0.01 par value	MS/PE	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F, $0.01 par value	MS/PF	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of 6.625% Non-Cumulative Preferred Stock, Series G, $0.01 par value	MS/PG	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I, $0.01 par value	MS/PI	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Stock, Series K, $0.01 par value	MS/PK	New York Stock Exchange
Global Medium-Term Notes, Series A, Fixed Rate Step-Up Senior Notes Due 2026 of Morgan Stanley Finance LLC (and Registrant’s guarantee with respect thereto)	MS/26C	New York Stock Exchange
Market Vectors ETNs due March 31, 2020 (two issuances)	URR/DDR	NYSE Arca, Inc.
Market Vectors ETNs due April 30, 2020 (two issuances)	CNY/INR	NYSE Arca, Inc.
Morgan Stanley Cushing® MLP High Income Index ETNs due March 21, 2031	MLPY	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Morgan Stanley (the “Company”), shareholders voted on proposals to: (i) elect directors to the Company’s Board of Directors (the “Board”), (ii) ratify the appointment of Deloitte & Touche LLP as independent auditor and (iii) approve the compensation of executives as disclosed in the proxy statement filed with the Securities and Exchange Commission on April 5, 2019 for the Annual Meeting (the “2019 Proxy”) (a non-binding advisory vote). Shareholders also voted on a shareholder proposal regarding an annual report on lobbying expenses.

All nominees for election to the Board were elected for a term that will continue until the next annual meeting of shareholders or until the director’s successor has been duly elected and qualified or the director’s earlier resignation, death or removal. The shareholders’ vote ratified the appointment of the independent auditor. The proposal to approve the compensation of executives as disclosed in the 2019 Proxy, through an advisory vote, was approved. The shareholder proposal regarding an annual report on lobbying expenses was not approved.

The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each proposal, as applicable, is set forth below. The Company’s independent inspector of election reported the final vote of the shareholders as follows:

1.	Election of Directors	For	Against	Abstain	Broker Non -vote

Elizabeth Corley	1,400,494,877	3,229,686	1,790,215	133,765,373
Alistair Darling	1,399,401,999	4,081,957	2,030,822	133,765,373
Thomas H. Glocer	1,399,154,085	4,183,807	2,176,886	133,765,373
James P. Gorman	1,369,720,934	30,349,487	5,444,357	133,765,373
Robert H. Herz	1,399,526,941	3,900,651	2,087,186	133,765,373
Nobuyuki Hirano	1,394,357,015	9,277,363	1,880,400	133,765,373
Jami Miscik	1,399,986,841	3,442,587	2,085,350	133,765,373
Dennis M. Nally	1,398,850,331	4,443,135	2,221,312	133,765,373
Takeshi Ogasawara	1,400,051,873	3,663,477	1,799,428	133,765,373
Hutham S. Olayan	1,385,474,479	17,866,270	2,174,029	133,765,373
Mary L. Schapiro	1,400,157,163	3,791,969	1,565,646	133,765,373
Perry M. Traquina	1,400,043,371	3,364,782	2,106,625	133,765,373
Rayford Wilkins, Jr.	1,394,422,893	8,245,071	2,846,814	133,765,373

2.	Ratification of Appointment of Independent Auditor

1,506,581,861	30,796,454	1,901,836	*

3.	Approval of Compensation of Executives (Non-Binding Advisory Vote)

1,348,731,243	52,365,550	4,417,985	133,765,373

4.	Shareholder Proposal Regarding an Annual Report on Lobbying Expenses

89,900,570	1,262,534,287	53,079,921	133,765,373

_______________

* Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MORGAN STANLEY (Registrant)

Date:	May 23, 2019	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Corporate Secretary